Exhibit 99.1

LifePoint Hospitals Reports First Quarter 2015 Results

Revenues Increased 26% Over Prior Year Period to $1.26 Billion

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 1, 2015--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2015.

For the first quarter ended March 31, 2015, consolidated revenues were $1,263.7 million, up 25.5% from $1,007.2 million for the same period a year ago. Adjusted EBITDA for the first quarter ended March 31, 2015, increased 19.2% to $173.8 million compared with $145.8 million for the same period a year ago. Adjusted EBITDA for the first quarter ended March 31, 2015, excludes impairment charges of $11.6 million, or $0.16 per diluted share, for the write down of property, equipment, allocated goodwill and certain other assets in connection with the pending sale of a hospital in Palatka, Florida, and the finalization of the divestitures of three hospitals in Alabama that were sold effective January 1, 2015. Including the impairment charges, net income attributable to LifePoint Hospitals, Inc. stockholders increased 5.0% to $38.9 million, or $0.84 per diluted share, compared with $37.1 million, or $0.78 per diluted share, for the same period a year ago.

“We are pleased to report another solid quarter. Our results demonstrate the effectiveness of our efforts to drive growth both organically and through acquisitions. Improved volumes, effective cost management, and the benefits of healthcare reform were significant contributors to our results in the first quarter,” said William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals. “Our acquisitions continue to perform well and our differentiated strategy makes us the partner of choice for community hospitals across the country. We are creating value for our shareholders while enhancing the safety and quality of care we provide to patients. We thank LifePoint’s talented employees and physicians, who provide patients with high-quality care every day.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ first quarter 2015 conference call will be available on line at www.lifepointhospitals.com/news/press-releases today, Friday, May 1, 2015, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 64 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals; (viii) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xii) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiv) adverse events in states where a large portion of our revenues are concentrated; (xv) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xvi) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xvii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xviii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended March 31,
	2015		2014
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,451.6		$1,182.8
Provision for doubtful accounts	187.9		175.6
Revenues	1,263.7	100.0%	1,007.2	100.0%

Salaries and benefits	611.2	48.4	474.8	47.1
Supplies	196.8	15.6	157.0	15.6
Other operating expenses	293.6	23.1	243.5	24.2
Other income	(11.7)	(0.9)	(13.9)	(1.4)
Depreciation and amortization	68.0	5.5	61.1	6.1
Interest expense, net	28.4	2.2	33.9	3.4
Impairment charges	11.6	0.9	–	–
	1,197.9	94.8	956.4	95.0

Income before income taxes	65.8	5.2	50.8	5.0
Provision for income taxes	23.8	1.9	13.1	1.3
Net income	42.0	3.3	37.7	3.7
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.1)	(0.2)	(0.6)	–
Net income attributable to LifePoint Hospitals, Inc.	$38.9	3.1	$37.1	3.7

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:

Basic	$0.88		$0.81
Diluted	$0.84		$0.78

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended March 31,
	2015	2014
Net income	$42.0	$37.7
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.1)	(0.6)
Net income attributable to LifePoint Hospitals, Inc.	$38.9	$37.1

Weighted average shares outstanding - basic	44.1	45.9
Effect of dilutive securities:
Stock options and other stock-based awards	2.0	1.5
Convertible debt instruments	–	0.4
Weighted average shares outstanding - diluted	46.1	47.8

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic	$0.88	$0.81
Diluted	$0.84	$0.78

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	March 31, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$281.9	$191.5
Accounts receivable, less allowances for doubtful accounts of $708.1 and $709.5 at March 31, 2015, and December 31, 2014, respectively	747.5	752.6

Inventories	114.1	115.2
Prepaid expenses	48.8	45.4
Income taxes receivable	25.0	33.0
Deferred tax assets	64.4	72.8
Other current assets	89.7	85.7
	1,371.4	1,296.2

Property and equipment:
Land	131.9	134.8
Buildings and improvements	2,176.3	2,155.9
Equipment	1,594.7	1,633.8
Construction in progress	69.2	72.9
	3,972.1	3,997.4
Accumulated depreciation	(1,648.7)	(1,619.9)
	2,323.4	2,377.5
Deferred loan costs, net	30.4	31.7
Intangible assets, net	71.7	69.1
Other assets	61.2	46.4
Goodwill	1,633.3	1,636.1
Total assets	$5,491.4	$5,457.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$158.0	$158.5
Accrued salaries	169.9	202.4
Other current liabilities	246.2	203.2
Current maturities of long-term debt	22.0	19.2
	596.1	583.3
Long-term debt	2,192.8	2,199.3
Deferred income tax liabilities	191.4	187.5
Long-term portion of reserves for self-insurance claims	137.5	133.2
Other long-term liabilities	82.1	84.7
Total liabilities	3,199.9	3,188.0

Redeemable noncontrolling interests	89.2	87.1

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,511.6	1,496.2
Accumulated other comprehensive loss	(4.4)	(4.4)
Retained earnings	1,512.0	1,473.1
Common stock in treasury, at cost	(844.8)	(811.0)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,175.1	2,154.6
Noncontrolling interests	27.2	27.3
Total equity	2,202.3	2,181.9
Total liabilities and equity	$5,491.4	$5,457.0

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$42.0	$37.7
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7.6	6.7
Depreciation and amortization	68.0	61.1
Amortization of physician minimum revenue guarantees	3.2	3.9
Amortization of debt discounts, premium and deferred loan costs	1.2	7.3
Impairment charges	11.6	–
Deferred income taxes (benefit)	12.3	(41.6)
Reserve for self-insurance claims, net of payments	4.1	6.1
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:

Accounts receivable	6.2	(50.5)
Inventories, prepaid expenses and other current assets	14.1	23.1
Accounts payable, accrued salaries and other current liabilities	4.0	(0.3)
Income taxes payable/receivable	8.0	52.5
Other	(2.7)	2.6
Net cash provided by operating activities	179.6	108.6

Cash flows from investing activities:
Purchases of property and equipment	(41.1)	(22.5)
Acquisitions, net of cash acquired	(13.3)	(60.6)
Other	0.2	(0.5)
Net cash used in investing activities	(54.2)	(83.6)

Cash flows from financing activities:
Payments of borrowings	(2.8)	–
Repurchases of common stock	(33.8)	(135.8)
Proceeds from exercise of stock options	7.0	7.2
Other	(5.4)	(2.0)
Net cash used in financing activities	(35.0)	(130.6)

Change in cash and cash equivalents	90.4	(105.6)
Cash and cash equivalents at beginning of period	191.5	637.9
Cash and cash equivalents at end of period	$281.9	$532.3

Supplemental disclosure of cash flow information:
Interest payments	$4.5	$3.7
Capitalized interest	$0.4	$0.2
Income tax payments, net	$3.6	$2.3

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended March 31,
			%
	2015	2014	Change
Consolidated: (1)
Number of hospitals	65	61	6.6%
Admissions	61,053	52,066	17.3
Equivalent admissions (2)	149,336	121,210	23.2
Revenues per equivalent admission	$8,462	$8,309	1.8
Medicare case mix index	1.40	1.38	1.4
Average length of stay (days)	5.0	4.8	4.2
Inpatient surgeries	16,185	13,477	20.1
Outpatient surgeries	57,561	45,834	25.6
Total surgeries	73,746	59,311	24.3
Emergency room visits	364,112	297,432	22.4
Outpatient factor (2)	2.45	2.33	5.1

Same-hospital: (3)
Number of hospitals	55	55	–%
Admissions	48,410	48,608	(0.4)
Equivalent admissions (2)	118,024	113,208	4.3
Revenues per equivalent admission	$8,471	$8,479	(0.1)
Medicare case mix index	1.40	1.39	0.7
Average length of stay (days)	4.9	4.8	2.1
Inpatient surgeries	12,377	12,780	(3.2)
Outpatient surgeries	46,245	43,715	5.8
Total surgeries	58,622	56,495	3.8
Emergency room visits	297,966	273,709	8.9
Outpatient factor (2)	2.44	2.33	4.7

(1) Consolidated information includes the results of our hospital support center, our same-hospital operations and the results of our recent acquisitions completed in 2015 and 2014. Additionally, consolidated information includes the results of our hospitals that have previously been disposed, in addition to Putnam Community Medical Center (“Putnam”), which was classified as held for sale as of March 31, 2015.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our hospital support center and the same 55 hospitals operated during the three months ended March 31, 2015 and 2014. Same-hospital information excludes the results of our recent acquisitions completed in 2015 and 2014. Additionally, same-hospital information excludes our hospitals that have previously been disposed, in addition to Putnam, which was classified as held for sale as of March 31, 2015.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charges; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2015		2014
	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,451.6		$1,182.8
Provision for doubtful accounts	187.9		175.6
Revenues	1,263.7	100.0%	1,007.2	100.0%

Salaries and benefits	611.2	48.4	474.8	47.1
Supplies	196.8	15.6	157.0	15.6
Other operating expenses	293.6	23.1	243.5	24.2
Other income	(11.7)	(0.9)	(13.9)	(1.4)
	1,089.9	86.2	861.4	85.5
Adjusted EBITDA	$173.8	13.8%	$145.8	14.5%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

			Three Months Ended March 31,
			2015	2014
Adjusted EBITDA			$173.8	$145.8
Less: Depreciation and amortization			68.0	61.1
Interest expense, net			28.4	33.9
Impairment charges			11.6	–
Provision for income taxes			23.8	13.1
Net income attributable to noncontrolling interests and redeemable noncontrolling interests			3.1	0.6
Net income attributable to LifePoint Hospitals, Inc.			$38.9	$37.1

CONTACT:
LifePoint Hospitals, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and Chief Financial Officer